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                                                                      EXHIBIT 21


                            LAKES ENTERTAINMENT, INC.
                              LIST OF SUBSIDIARIES




           1.     Grand Casinos Nevada I, Inc.
           2.     Mille Lacs Gaming, LLC
           3.     Grand Casinos of Louisiana, LLC - Tunica-Biloxi
           4.     Grand Casinos of Louisiana, LLC - Coushatta
           5.     Grand Casinos Pechanga, Inc.
           6.     Grand Casinos Washington, Inc.
           7.     Grand Media & Electronics Distributing, Inc.
           8.     Magnum Investments of Lake Charles, Inc.
           9.     Grand Casinos & Resorts of Canada, Inc.
          10.     Grand Casinos Ontario, Inc.
          11.     Great Lakes Gaming of Michigan, LLC
          12.     Mille Lacs Gaming, LLP
          13.     TRAK 21, LLC
          14.     Lakes Jamul, Inc.
          15.     Lakes Kean Argovitz Resorts - California, LLC
          16.     Lakes Shingle Springs, Inc.
          17.     Lakes KAR - Shingle Springs, LLC
          18.     Lakes Gaming & Resorts, LLC
          19.     RFC Acquisition Co.
          20.     Lakes Game Development, LLC
          21.     Lakes Nipmuc, LLC
          22.     Metroplex - Lakes, LLC
          23.     Lakes California Land Development, Inc.
          24.     2022 Ranch, LLC
          25.     Lakes Cloverdale, LLC
          26.     Pacific Coast Gaming - Santa Rosa, LLC
          27.     Lakes Corning, LLC
          28.     Pacific Coast Gaming Corning, LLC
          29.     Borders Land Company, LLC
          30.     Lakes Poker Tour, LLC
          31.     World Poker Tour, LLC